UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2015

DUKE REALTY CORPORATION

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Mr. Dennis D. Oklak, the Chairman and Chief Executive Officer of Duke Realty Corporation (the “Company”), provided notice to the Company’s board of directors (the “Board”) of his retirement from serving as Chief Executive Officer to be effective December 31, 2015. Mr. Oklak will remain with the Company as the Executive Chairman of the Board.

Also, on October 28, 2015, the Board appointed Mr. James B. Connor, the Company’s current Senior Executive Vice President and Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer commencing January 1, 2016. The Board also expanded the size of the Board by one director and elected Mr. Connor to serve as a member effective immediately.

Mr. Connor, age 56, has served as the Senior Executive Vice President and Chief Operating Officer of the Company since 2013. His responsibilities have included managing and leading the Company’s industrial, office and medical office operations as well as overseeing the Company’s construction group. Prior to being named Senior Executive Vice President and Chief Operating Officer, Mr. Connor held various senior management positions with the Company, including Senior Regional Executive Vice President of the Company from 2011 to 2013, and Executive Vice President of the Company’s Midwest Region from 2003 to 2010. Prior to joining the Company in 1998, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield, most recently serving as Senior Managing Director for the Midwest area. Mr. Connor serves on the Advisory Board of the Marshall Bennett Institute of Real Estate at Roosevelt University in Chicago.

Mr. Connor, who joined the Company in 1998, brings real estate industry, finance, operations, development, and executive leadership expertise to the Board.

In connection with Mr. Oklak’s service as Executive Chairman of the Board of the Company, he will be paid a base salary of $450,000, with a target annual incentive bonus of 100% of his base salary and a long-term equity-based incentive award of 250% of his base salary.

In connection with Mr. Connor’s service as President and Chief Executive Officer of the Company, he will be paid a base salary of $650,000, with a target annual incentive bonus of 115% of his base salary and a long-term equity-based incentive award of 380% of his base salary. He will not receive any additional compensation for his service on the Board.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2015, the Company issued a press release announcing the retirement of Mr. Oklak as Chief Executive Officer and the appointment of Mr. Connor as President and Chief Executive Officer and a director. The entire text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and
Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and
Corporate Secretary

Dated: November 3, 2015

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 3, 2015